SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the registrant /X/
Filed by a party other than the registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e) (2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240,14a-12



                            WOODHEAD INDUSTRIES, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------


    2) Aggregate number of securities to which transactions applies:

-------------------------------------------------------------------------------


    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------


    4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

    5) Total fee paid:

-------------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount previously paid:

-------------------------------------------------------------------------------


    2) Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------


    3) Filing Party:

-------------------------------------------------------------------------------


    4) Date Filed:

-------------------------------------------------------------------------------

WOODHEAD INDUSTRIES, INC.
[LOGO]

                                                              December 19, 1997



Dear Stockholder:

You are cordially invited to attend the 1998 Annual Meeting of Stockholders. The meeting will be held at the Northbrook Hilton Hotel, 2855 North Milwaukee Avenue, Northbrook, Illinois at 10:00 a.m. on Friday, January 23, 1998. After the business session, we will report on current operations and other matters of importance.

The formal Notice and Proxy Statement appear on the following pages and contain details of the business to be conducted at the meeting. In addition to the election of five directors, you will be asked to ratify the appointment of the independent public accountants.

Northbrook is a northern suburb of Chicago and the Northbrook Hilton Hotel is located just west of the Illinois Tollway near the intersection of Milwaukee Avenue (Rt. 21) and Palatine Road.

Your vote is very important regardless of the number of shares you own. We hope you can attend the meeting. However, whether or not you plan to attend, please sign, date and return the accompanying proxy card as soon as possible. The enclosed envelope requires no postage if mailed in the United States. If you attend the meeting, you may revoke your proxy if you wish and vote personally.

                                           Sincerely,

                                           [SIGNATURE]
                                           C. Mark DeWinter
                                           Chairman, President and
                                           Chief Executive Officer

WOODHEAD INDUSTRIES, INC.
[LOGO]

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
           JANUARY 23, 1998


TO OUR STOCKHOLDERS:

The Annual Meeting of the Stockholders of Woodhead Industries, Inc. (the "Company") will be held at the Northbrook Hilton Hotel, 2855 North Milwaukee Avenue, Northbrook, Illinois on Friday, January 23, 1998 at 10:00 a.m., Chicago time, to consider and take action upon the following matters which are described more fully in the enclosed Proxy Statement:

      1.  The election of five directors;

      2. The ratification of the appointment of Arthur Andersen LLP as independent public accountants of the Company; and

      3. The transaction of such other business as may properly come before the meeting.

The Board of Directors has fixed November 28, 1997 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof. A list of such stockholders will be available for examination by any stockholder at the principal office of the Company, 2150 East Lake Cook Road, Suite 400, Buffalo Grove, Illinois, for a period of ten days prior to the meeting and at the meeting.

The Board of Directors has authorized the solicitation of proxies. Unless otherwise directed, the proxies will be voted FOR the election of the five persons listed in the attached Proxy Statement; FOR the ratification of the appointment of independent public accountants; and on any other business that may properly come before the Annual Meeting as the named proxies in their best judgment shall decide.


                                                [SIGNATURE]
                                                Robert J. Tortorello
                                                Secretary

Buffalo Grove, Illinois
December 19, 1997

WOODHEAD INDUSTRIES, INC.
[LOGO]
PROXY STATEMENT
                                                       Buffalo Grove, Illinois
                                                       December 19, 1997


To the Stockholders of Woodhead Industries, Inc.

The accompanying proxy is solicited by and on behalf of the Board of Directors of Woodhead Industries, Inc., 2150 East Lake Cook Road, Suite 400, Buffalo Grove, Illinois 60089, for use at the Annual Meeting of Stockholders of the Company to be held January 23, 1998 and at any adjournments or postponements of such meeting. This proxy statement and accompanying proxy, along with the Company's Annual Report to Stockholders, are first being sent to stockholders on or about December 19, 1997.

Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a subsequently dated proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any subsequently dated proxy or written notice revoking a proxy should be sent to the Secretary of the Company at Woodhead Industries, Inc., 2150 East Lake Cook Road, Suite 400, Buffalo Grove, Illinois 60089.

SHARES OUTSTANDING AND VOTING RIGHTS

Only stockholders of record at the close of business on November 28, 1997 are entitled to vote at the meeting. On that date the Company had outstanding 10,569,914 shares of Common Stock, each of which is entitled to one vote. Stockholders do not have cumulative voting rights with respect to the election of directors.

The matters to be considered and acted upon at such meeting are referred to in the preceding Notice and are more fully discussed below. All shares represented by proxies which are returned properly signed will be voted as specified on the proxy. If choices are not specified on the proxy, the shares will be voted as recommended by the Board. The Company's By-laws require that the holders of a majority of the total number of shares issued and outstanding be represented in person or by proxy in order for the business of the meeting to be transacted. Abstentions and broker non-votes will be counted in the determination of whether a quorum exists.

ITEM 1

ELECTION OF DIRECTORS

NOMINEES AND CONTINUING DIRECTORS

The Company's By-laws provide that the Board of Directors shall consist of no more than twelve directors, but no less than five directors divided into three classes, the classes to be as nearly equal in number as possible. The Board of Directors currently consists of eleven members.

Class II, to be elected at this meeting, consists of three directors to serve until the 2001 Annual Meeting of Stockholders or until their successors have been elected and qualified. The nominees, Linda Y. C. Lim, Dale A. Miller and Alan L. Shaffer, are three of the four current members of Class II, and their terms expire at this meeting. Richard A. Virzi, the other current member of Class II, is retiring from the Board following this meeting. The Board of Directors has determined not to fill the vacancy created by Mr. Virzi's retirement at this time and has approved a resolution reducing the size of the Board to ten members effective immediately upon Mr. Virzi's retirement.

     Also to be elected at this meeting are Ann F. Hackett and Eugene P. Nesbeda, two of the current members of Class I. Ms. Hackett and Mr. Nesbeda, as members of Class I, will serve until the 2000 Annual Meeting, or until their successors have been elected and qualified. Ms. Hackett, Ms. Lim and Mr. Nesbeda were appointed to the Board earlier in the year. Shares represented by proxies which are returned properly signed will be voted for the nominees unless the stockholder indicates on the proxy that authority to vote the shares is withheld. Each of the nominees has consented to serve as a director if elected. Although it is not anticipated, if any of the nominees should be unable or unwilling to serve as a director, it is intended that the proxies will be voted for such other person or persons, if any, as the Board of Directors may determine.

The affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote is required to elect directors. Abstentions and broker non-votes will have the same effect as a no vote.

The following sets forth certain information with respect to the nominees as well as to those directors in Classes I and III whose terms continue after the meeting.

The management nominees for director are:

                                     Principal Occupation                               Director           Term to
Name of Nominee                      or Employment                             Age      Since              Expire
CLASS I
Ann F. Hackett.......................Principal, Horizon Consulting             43       Nov. 1997          2000
                                       Group and Vice President,
                                       Soulsource, Inc.
Eugene P. Nesbeda (C)(N).............President, Tetra Pak Plastic              43       June 1997          2000
                                       Packaging

CLASS II
Linda Y. C. Lim......................Associate Professor of                    47       Nov. 1997          2001
                                       International Business, University
                                       of Michigan Business School
Dale A. Miller (A)(E)................President and Chief Executive             50       Apr. 1993          2001
                                       Officer, Novartis Animal
                                       Health, Inc.
Alan L. Shaffer (C)(E)...............Group Vice President, Industrial          47       June 1996          2001
                                       Products, Cincinnati Milacron Inc.
Those directors whose terms do not expire this year are:
CLASS I
Charles W. Denny (C)(N)..............Chairman and Chief Executive              61       Feb. 1993          2000
                                       Officer, Group Schneider
                                       North America and Vice
                                       Chairman, Square D Company
C. Mark DeWinter (E).................Chairman, President and Chief             55       Jan. 1988          2000
                                       Executive Officer of the
                                       Company
CLASS III
Daniel T. Carroll (C)(N).............Chairman,                                 71       Jan. 1987          1999
                                       The Carroll Group, Inc.
Sarilee K. Norton (A)(N).............Vice President, Corporate                 50       May 1996           1999
                                       Strategy, Tenneco
Robert D. Tuttle (A)(E)..............Retired Chairman and Chief                72       Sept. 1978         1999
                                       Executive Officer,
                                       SPX Corporation
---------------

(A)  Member of Audit Committee
(C)  Member of Compensation and Stock Option Committee
(E)  Member of Executive Committee
(N)  Member of Nominating Committee

Ms. Ann F. Hackett is a principal of Horizon Consulting Group, which was founded in 1996. She also has been Vice President, Soulsource, Inc. since 1996. Prior to that she had been an independent management consultant in human resource and strategy development from 1990 to 1996. Horizon Consulting Group and Soulsource, Inc. provide strategic, organizational, marketing and operational advice to clients.

Mr. Eugene P. Nesbeda, has been President, Tetra Pak Plastic Packaging at Tetra Pak Group since 1995. Prior to that, he served as an officer of the General Electric Company since 1989, his most recent position there being Vice President and General Manager of GE Structured Products from 1992. Tetra Pak is one of the world's leading suppliers of packaging to the liquid food industry.

Dr. Linda Y. C. Lim has been Associate Professor of International Business at the University of Michigan Business School since 1994 and Director of the University's Southeast Asia Business Program since 1993. Prior to that, she served as Adjunct Assistant Professor at the University of Michigan Business School from 1991 to 1994.

Mr. Dale A. Miller has been President and Chief Executive Officer of
Novartis Animal Health, Inc. since 1996. Prior to that, he was President and Chief Executive Officer of Sandoz Agro, Inc. and Sandoz Agro, Ltd. for more than 10 years. Novartis Animal Health, Inc., an international manufacturer of specialty animal health products, was created as a result of the merger of Sandoz, Ltd. and Ciba Geigy, Ltd.

Mr. Alan L. Shaffer has been Group Vice President--Industrial Products at Cincinnati Milacron Inc. since 1986. Cincinnati Milacron is a premier manufacturing source for metalworking and processing technologies serving industries worldwide.

Mr. Charles W. Denny has been Chairman and Chief Executive Officer of Group Schneider North America and Vice Chairman of Square D Company since May, 1997. Prior to that, he had been President and Chief Executive Officer of Group Schneider North America and President and Chief Operating Officer of Square D Company since 1992. He currently serves as a director of Cherry Corporation. Square D Company is one of North America's largest manufacturers of quality electrical power control and distribution products.

Mr. C. Mark DeWinter has been the Company's Chairman, President and Chief Executive Officer since January, 1997, having served as President and Chief Executive Officer since 1993. Prior to that he served as the Company's President and Chief Operating Officer since 1987.

Mr. Daniel T. Carroll, Chairman of The Carroll Group, Inc., has served in that position since 1982. He currently serves as a director of A. M. Castle & Co.; American Woodmark Corp.; Aon Corporation; Comshare, Inc.; Diebold, Inc.; Homes Protection Group, Inc.; Oshkosh Truck Corporation; and Wolverine World Wide, Inc. The Carroll Group, Inc. is a management consulting firm.

Ms. Sarilee K. Norton, Vice President--Corporate Strategy, Tenneco, has held that position since January 1997. Prior to that, she had been Vice President, Quality Management and Strategy for Tenneco Packaging for more than five years. Tenneco is one of the world's leading and most diverse packaging manufacturers.

Mr. Robert D. Tuttle is the retired Chairman of the Board and Chief
Executive Officer, SPX Corporation Mr. Tuttle is a director of Batts Group, Inc., Guardsman Products, Inc., and Walbro Corporation. SPX Corporation is a manufacturer and distributor of components for automotive and heavy-duty transportation equipment in both the United States and international markets.

INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

Board of Directors

The Board normally considers dividend action in January, April, July and October. At its October meeting it reviews the results of operations for the fiscal year just ended and the Company's operating plan for the year ahead as well as the capital budget for the ensuing year.

In fiscal 1997, there were six meetings of the Board of Directors. All directors were present for 75% or more of the total number of meetings of the Board of Directors and Committees of the Board on which they serve.

Committees of the Board

The committees established by the Board to assist it in the discharge of its responsibilities are the Audit Committee, Compensation and Stock Option Committee, Executive Committee, and Nominating Committee. These committees and the principal responsibilities of each are described below. Respective memberships on the various committees are identified in the list of directors in this Proxy Statement.

The Audit Committee currently consists of four directors who are not employees of the Company ("non-employee directors"). This Committee reviews the results and costs of audits by the Company's outside auditors. Each year the Committee recommends the appointment of an independent public accounting firm. Periodically it meets with representatives of that firm and with the Company's management. It also reviews and monitors policies established to prevent unethical, questionable or illegal activities by those associated with the Company. The Audit Committee held three meetings during fiscal 1997.

The Compensation and Stock Option Committee consists of four non-employee directors. This Committee makes recommendations to the Board of Directors as to the salaries of the Company's officers as well as incentive plans and other forms of compensation. This Committee also grants stock options to management personnel and key employees of the Company and its subsidiaries, and maintains administrative authority with respect to the Woodhead Industries, Inc. Stock Compensation Plans. The Compensation and Stock Option Committee held two meetings during fiscal 1997.

The Executive Committee, comprised of five directors, exercises the authority of the Board of Directors in certain matters subject to the final approval of the entire Board. The Committee meets periodically to discuss and review matters of interest to the Board. The Executive Committee held no meetings during fiscal 1997.

The Nominating Committee, comprised of four directors, reviews the qualifications of possible directors and submits its recommendations to the Board of Directors to fill board vacancies. This committee also reviews and recommends board committee assignments. The Nominating Committee held one meeting during fiscal 1997.

The Company's By-laws provide that nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors. In addition, the By-laws provide a procedure for stockholder nominations. Stockholders intending to nominate director candidates for election must deliver written notice thereof to the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Stockholders wishing to make such nominations may contact the Secretary of the Company to determine the proposed date of such annual meeting. The By-laws further provide that the notice shall set forth certain information concerning such stockholder and his nominee(s), including their names and addresses, a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all arrangements or understandings between the stockholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such stockholder and the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

DIRECTORS' COMPENSATION

Directors who are officers of the Company receive no additional compensation for service on the Board of Directors or any committee thereof or on any Company committee. Non-employee directors each receive an annual retainer of $17,000 plus an additional $900 for attendance at each meeting of the Board or a committee of the Board. Committee chairpersons also receive an annual stipend of $1,000.

Under a deferred compensation arrangement, non-employee directors may elect to defer payment of their annual retainers and fees until termination of their services as directors. Deferred amounts accrue interest at the Federal Reserve Discount Rate until paid.

During January 1997, the Company terminated the retirement plan for non-employee directors. The present value of the retirement benefit was either paid to or deferred until retirement for each of the directors. Deferred payments will earn interest at eight percent, compounded annually. The present value of the benefit for each director follows: Mr. Carroll -- $124,656, Mr. Denny -- $21,599, Mr. Miller -- $8,422, Ms. Norton -- $1,551, Mr. Shaffer -- $966, Mr. Tuttle -- $124,656, and Mr. Virzi -- $98,601.

The Company has established a trust to ensure payment to all directors of their deferred compensation and retirement benefits.

The 1993 Directors Stock Option Plan provided for three automatic annual grants of stock options to each non-employee director who was serving on the Board of Directors at the time of such grants. No further grants may be made under this plan. Each annual grant (which became exercisable six months following its grant date) entitles the participant to purchase from the Company up to 1,500 shares of Common Stock (subject to adjustment pursuant to the 1993 Directors Plan) at the fair market value of the Common Stock on the grant date. Directors' stock options expire five years after the date they were granted, or at such earlier date as provided in the 1993 Directors Plan.

Pursuant to the 1996 Stock Awards Plan, non-employee directors are eligible to receive grants of either stock options or restricted stock. Under this plan, the Compensation and Stock Option Committee determines the number of shares covered by an option and the option price, which price, however, may not be less than the fair market value of the stock at the time of the grant. Grants of 1,500 options (12,000 in aggregate) were made to each non-employee director on October 23, 1996 with an exercise price of $13.19.

During 1997, Messrs. Carroll and Virzi each exercised options for 4,500 shares with an exercise price of $5.17 per share. At the time of these exercises the fair market value of the stock was $13.25 and $12.94, respectively.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and

Exchange Commission and NASDAQ. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, all reports were filed on a timely basis.

STOCK OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

MANAGEMENT

The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of November 28, 1997, by each director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group.

                                                             Number of Shares        Percent of
                                                         Beneficially Owned(1)(2)      Class
Daniel T. Carroll..........................................        22,502                *
Charles W. Denny...........................................         8,850                *
C. Mark DeWinter...........................................       403,130(3)             3.8%
Ann F. Hackett.............................................             0                *
Robert G. Jennings.........................................       156,667(4)             1.5%
Linda Y. C. Lim............................................             0                *
Dale A. Miller.............................................         8,250(5)             *
Robert A. Moulton..........................................        91,300                *
Eugene P.  Nesbeda.........................................             0                *
Joseph P. Nogal............................................        43,300(5)             *
Sarilee K. Norton..........................................         2,270                *
Alan L. Shaffer............................................         2,200(5)             *
Robert J. Tortorello.......................................       114,450(5)             1.1%
Robert D. Tuttle...........................................        37,500(5)             *
Richard A. Virzi...........................................        27,000                *
All directors and executive officers as a group
  (16 persons) including above-named.......................       917,419                8.7%

----------------

* Less than 1%.

(1) Except as otherwise indicated, each director and executive officer has sole voting and investment power over the shares he beneficially owns.

(2) Includes shares which may be acquired within 60 days pursuant to option grants as follows: Mr. Carroll -- 7,500 shares, Mr. Denny -- 7,500 shares, Mr. DeWinter -- 351,000 shares, Mr. Jennings -- 126,667 shares, Mr. Miller -- 7,500 shares, Mr. Moulton -- 77,800 shares, Mr. Nogal -- 37,300 shares, Ms. Norton -- 1,500 shares, Mr. Shaffer -- 1,500 shares, Mr. Tortorello -- 106,200 shares, Mr. Virzi -- 7,500 shares, and all directors and officers as a group -- 743,467 shares. Stock options carry no voting or investment rights.

                                       7

(3) Includes 30,000 shares granted as a restricted stock award under the 1990 Stock Awards Plan. These shares vest on July 28, 2000. Mr. DeWinter has the right to vote such shares.

(4) Excludes 1,400 shares owned by Mr. Jennings' family members sharing the same household for which he disclaims any beneficial ownership.

(5) Shared voting and investment power as follows: Mr. Miller-- 750 shares, Mr. Nogal-- 5,000 shares, Mr. Shaffer-- 700 shares, Mr. Tortorello-- 8,250 shares, and Mr. Tuttle-- 37,500 shares.

OTHER BENEFICIAL OWNERS

The following table shows persons or groups who are known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock of the Company as of November 28, 1997:

       Name and Address                                       Amount and Nature of        Percent
      of Beneficial Owner                                     Beneficial Ownership        of Class
Neuberger & Berman............................................     1,053,950(1)             10.0
605 Third Avenue
New York, New York 10158

Mary Woodhead Eklund..........................................       782,701(2)(3)           7.4
666 Hilary Drive
Tiburon, California 94920

Harris Bankcorp, Inc..........................................       600,000(3)              5.7
111 West Monroe Street
Chicago, Illinois 60690

-----------------

(1) Information provided by Neuberger & Berman and stockholder records indicates that Neuberger & Berman has sole voting power as to 898,200 shares, shared voting power as to 155,750 shares and shared dispositive power as to 1,053,950 shares.

(2) Information provided by Mary Woodhead Eklund and stockholder records indicates that Mary Woodhead Eklund has shared voting and dispositive power as to 715,201 shares including the shares referred to in footnote 3 below, and sole voting and dispositive power as to 67,500 shares.

(3) Information provided by the Harris Trust & Savings Bank indicates that such bank has shared voting and dispositive power as co-trustee as to 600,000 shares.

EXECUTIVE COMPENSATION

The following table sets forth the compensation received by the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executives") for services to the Company and its subsidiaries during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE
                                                                                    Long Term
                                                      Annual Compensation         Compensation
                                                  ---------------------------   --------------------
                                                                        Other
                                                                       Annual   Restricted             All Other
                                                                       Compen-     Stock               Compensa-
                                                    Salary     Bonus   sation     Awards   Options(2)    tion(3)
  Name and Principal Position          Year         ($)         ($)      ($)       ($)       (#)         ($)
C. M. DeWinter                          1997       315,000    226,800    (1)        0       45,000      15,447
Chairman, President and                 1996       300,000    180,000    (1)        0       45,000      12,924
Chief Executive Officer                 1995       280,000    210,000    (1)        0       37,500      12,446

R. G. Jennings                          1997       161,000     96,600    (1)        0        8,500      15,447
Vice President, Finance                 1996       155,000     93,000    (1)        0        9,000      12,924
and C.F.O.                              1995       149,000    111,750    (1)        0       12,750      12,689

R. J. Tortorello                        1997       142,500     68,400    (1)        0        5,500      14,816
Vice President,                         1996       137,000     65,760    (1)        0        6,200      12,057
General Counsel and                     1995       131,000     75,980    (1)        0        8,250      11,677
Secretary

R. A. Moulton                           1997       116,000     55,680    (1)        0        3,500      12,619
Vice President,                         1996       111,500     53,520    (1)        0        3,800      10,371
Human Resources                         1995       107,000     62,060    (1)        0        5,250       9,710

J. P. Nogal                             1997       113,000     54,240    (1)        0        3,500      12,370
Treasurer/Controller and                1996       108,500     52,080    (1)        0        3,800      10,173
Assistant Secretary                     1995       104,000     60,320    (1)        0        5,250       9,601
---------------

(1) No disclosure is required in this column pursuant to applicable
Securities and Exchange Commission Regulations, as the aggregate value of perquisites and other personal benefits covered by this column does not exceed the lesser of $50,000, or 10% of the annual salary and bonus shown for each respective Named Executive.

(2) The number of shares granted in fiscal year 1995 was adjusted to reflect the 50% stock dividend in May 1995.

(3) Reflects the amount of the Company's contribution to the Profit Sharing and 401(k) Plan.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information on option grants in fiscal 1997 to the Named Executives.

                                                                                            Potential Realizable
                                                                                                    Value
                                      Individual Grants                                       At Assumed Annual
-------------------------------------------------------------------------------------             Rates Of
                                               Percent Of                                        Stock Price
                                                  Total                                       Appreciation For
                                                 Options                                       Option Term(2)
                                   Options     Granted To    Exercise Or                   ---------------------
                                  Granted(1)  Employees In   Base Price(1) Expiration       5%            10%
       Name                           (#)      Fiscal 1997     ($/Share)      Date          ($)           ($)
                                                                                           -------       -------
C.M. DeWinter....................    45,000        33.1%         13.31      10/22/06       376,650       954,450
R.G. Jennings....................     8,500         6.3%         13.31      10/22/06        71,145       180,285
R.J. Tortorello..................     5,500         4.0%         13.31      10/22/06        46,035       116,655
R.A. Moulton.....................     3,500         2.6%         13.31      10/22/06        29,295        74,235
J.P. Nogal.......................     3,500         2.6%         13.31      10/22/06        29,295        74,235
--------------

(1) All such options were granted on October 22, 1996 at fair market value on such date and were not exercisable until October 22, 1997.

(2) Amounts shown assume a 5% and 10% annual rate of appreciation on the price of the Company's Common Stock throughout the option term. There can be no assurance that the rate of appreciation assumed for purposes of this table will be achieved. However, an increase of approximately $88 million and $224 million, respectively, in the "Potential Realizable Value" would be realized by all shareholders under the prescribed 5% and 10% stock price appreciation rates.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR END OPTION VALUES

The following table sets forth information regarding stock option exercises during fiscal 1997 and the unexercised options held as of the end of fiscal 1997.

                                                             Number Of Unexercised      Value of Unexercised
                                   Shares                      Options At Fiscal        In-The-Money Options
                                 Acquired On      Value            Year End             At Fiscal Year End(1)
                                  Exercise      Realized              (#)                       ($)
          Name                       (#)           ($)     Exercisable/Unexercisable  Exercisable/Unexercisable
C.M. DeWinter....................       0              0          306,000/45,000          3,917,787/329,175
R.G. Jennings....................   4,083         42,733          118,167/ 8,500          1,628,539/ 62,178
R.J. Tortorello..................   3,000         31,620          101,200/ 5,500          1,450,445/ 40,233
R.A. Moulton.....................   2,000         21,040           81,300/ 3,500          1,204,392/ 25,603
J.P. Nogal.......................   1,000          8,690           34,800/ 3,500            434,495/ 25,603

---------------

(1) Value represents the fair market value as of the end of fiscal 1997 of the shares subject to such options less the exercise price of such options.

COMPENSATION AND STOCK OPTION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

The Company's primary financial objective is to increase shareholder value. To achieve this objective, the Company has created a comprehensive business strategy. The purpose of the Compensation and Stock Option Committee of the Board of Directors (the "Committee") is to establish and administer total executive compensation policies which are aligned with the Company's strategic business objectives. The Committee, which is composed entirely of non-employee directors, recommends compensation actions for all corporate officers to the Board of Directors for approval.

COMPENSATION PHILOSOPHY

There are certain guiding principles to which the Committee adheres in structuring the compensation packages of key executives including the Named Executives. These are:

      PAY FOR PERFORMANCE -- A high percentage of executives' total compensation is composed of short-term and long-term variable pay directly linked to the performance of the Company. The Committee believes that this structure aligns the executives' interests with the interest of the stockholders.

      COMPETITIVENESS -- Total compensation programs are designed to provide executives with an opportunity to earn at a level above the median industry practices and market competitors, when Company performance exceeds industry norms and that of its competitors. This enables the Company to significantly challenge its management team.

      EXECUTIVE OWNERSHIP -- A major component of variable pay is equity based compensation. This links management's interests with stockholders' interests and properly balances rewards for long-term vs. short-term results.

      MANAGEMENT DEVELOPMENT -- Total compensation programs are designed to attract and retain individuals with the leadership skills and other key competencies required to shape the Company's future. This is based on the belief that the Company's human resources can provide a competitive advantage in the marketplace.

COMPONENTS OF EXECUTIVE PAY

The components of total pay for all executives are base salary, annual incentives, long-term incentives, and benefits. The Committee annually reviews total compensation for the Company's executives, as well as each component of compensation. This involves a market comparison of compensation and changes in compensation for equivalent positions in related industrial groups, including companies of comparable size. Competitive data are provided by independent compensation consultants at the request of the Committee.

BASE SALARY -- Base salary is generally set at a range of ten percent plus or minus the median salary offered by companies of comparable size. An individual executive's base salary, as well as increases, are based on the executive's performance, experience, and reference to competitive rates for jobs with comparable content. Actual salary adjustments for executives are determined on a case by case basis and vary based on factors including performance, job content, and pay position within a range, with no one factor given any particular weighting.

ANNUAL INCENTIVES -- Under the Company's annual Management Incentive Plan, a target annual incentive is established for all participants in the form of a percentage of base salary. Target awards under the annual incentive plan vary from 20% to 60% of base salary, with the maximum awards varying from 30% to 100% of base salary. There is no minimum award under the plan. These targets provide executives with the opportunity to exceed competitive annual incentive levels if the Company's performance significantly exceeds standard industry benchmarks. Performance is measured against predetermined financial goals as reviewed and approved by the Committee.

For the Chief Executive Officer and the Named Executives, incentive awards are based on two equally weighted components. One is year-over-year growth in net income and the other is return on stockholders' equity. Company performance is measured against a predetermined scale with minimum thresholds applicable to each performance component under which no portion of an incentive award is earned. An absolute threshold, related to year-over-year growth in net income, must be achieved before any incentive award may be earned by the Named Executives.

LONG-TERM INCENTIVES -- Long-term incentives are provided in the form of stock options and restricted stock under the 1996 Stock Awards Plan and predecessor plans.

      STOCK OPTIONS -- Incentive stock options or non-qualified stock options may be granted to provide executives with the opportunity to acquire an equity interest in the Company and to share in the appreciation of the stock. Market surveys of long-term incentives are reviewed to establish competitive practices. Management makes recommendations to the Committee on the size of a grant, if any, for each executive based on the individual's ability to affect financial performance, the executive's past performance, and expectations of the executive's future contributions. All individual stock option grants are reviewed and approved by the Committee.

      Normally stock options are granted annually to executive officers and key management personnel. The exercise price of such stock options has always been set at the fair market value on the date of the grant. The Company has never re-priced any stock option grant.

      RESTRICTED STOCK -- Restricted stock awards are intended to be a mechanism for aligning management and stockholders' interests and to insure retention of key selected executives. The Company's long-term performance ultimately determines the compensation value derived from restricted stock, since the value is dependent on the long-term growth of the Company's stock price. Only one restricted stock award has ever been granted by the Company.

BENEFITS -- Certain employee benefits are provided to executives as part of the total compensation program. Generally the benefits offered to executives are largely those offered to the general employee population, except for incremental amounts of life insurance. Additionally, executive officers are provided non-cash personal benefits such as tax and financial planning, health exams, club memberships, and company cars. Two of the Named Executives are also covered by a Supplemental Executive Retirement Plan.

SECTION 162(M) COMPLIANCE -- Section 162(m) of the Internal Revenue Code of 1986 places a $1,000,000 cap on the amount of compensation which may be deducted for each of the Named Executives. The Company has studied this cap and intends to take the necessary steps to conform its compensation to comply with such Section 162(m).

CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. DeWinter's base salary was increased during fiscal 1997 to an annual rate of $315,000, competitive with the median base salary paid to chief executive officers of comparably sized corporations.

Mr. DeWinter has a target annual incentive level of 60% of base salary. In accordance with the annual Management Incentive Plan and based on the Company's growth in net income of 15.0% and return on shareholders' equity of 19.7% for fiscal 1997, Mr. DeWinter was awarded an annual incentive of $226,800, or 72% of his base salary.

During fiscal 1997, the Committee approved a stock option grant to Mr. DeWinter of 45,000 shares. This grant is consistent with competitive practices of companies in related industries, and of comparable size. The grant also reflects the Committee's recognition of Mr. DeWinter's leadership in achieving the Company's past performance, as well as its expectation for his future contributions.

The Committee believes that the policies and programs described above have supported the strategic business objectives leading to the increased shareholder value of Woodhead Industries, Inc. over the last five-year period.



                                              COMPENSATION AND STOCK OPTION
                                              COMMITTEE


                                              Charles W. Denny, Chairman
                                              Daniel T. Carroll
                                              Eugene P. Nesbeda
                                              Alan L. Shaffer

PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the Russell 2000 Index and the Dow Jones Electrical Components Group over the same period (assuming the investment of $100 in the Company's Common Stock, the Russell 2000 Index and the Dow Jones Electrical Components Group on October 3, 1992 with all dividends reinvested).


PERFORMANCE GRAPH DATA:
                                  VALUE OF INVESTMENT
                                  Dow Jones Electrical
        Woodhead Industries       Components Group             Russell 2000
10/92   $100                      $100                         $100
10/93   $144                      $108                         $133
10/94   $145                      $116                         $137
10/95   $211                      $133                         $169
10/96   $196                      $168                         $191
10/97   $319                      $216                         $254



SEVERANCE AGREEMENTS

The Company has entered into severance agreements with certain key employees, including all Named Executives, which provide for the payment of compensation and benefits in the event of termination of employment following a change in control of the Company. The agreements generally define "change in control of the Company" as (i) the acquisition of 25% or more of the combined voting power of the Company's then outstanding securities; (ii) a change in the majority of the Company's Board of Directors over a two-year period; or (iii) shareholder approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets or the merger or consolidation of the Company with any other corporation, unless the Company's shareholders continue to hold at least 80% of the combined voting power of the voting securities of the Company or the surviving entity.

The original term of the severance agreements is three years provided, however, that each October 1 the agreements will be extended for an additional year unless the Company provides proper notice of its intention not to extend the agreements. If a change in control of the Company occurs during the original or extended term, the agreements will continue in effect for the later of (i) the original or extended term or (ii) twenty-four months beyond the month in which the change in control occurs. In no event will the term of an agreement extend beyond the date the executive attains age sixty-five.

An executive whose employment is terminated following a change in control of the Company generally will receive compensation pursuant to the severance agreement only if the termination was by the Company without "cause" or by the executive for "good reason" as those terms are defined in the agreements. In addition to the ordinary compensation and benefits (excluding severance) to which any terminating employee would be entitled, the severance agreements provide the following additional benefits payable after a change in control of the Company to executives who are terminated without cause or who resign for good reason:
(i) three times the sum of the executive's base salary and target bonus, provided, however, that if executive is within three years of normal retirement age, then this amount is reduced pro rata; (ii) continued health care coverage and life insurance coverage for up to 36 months; (iii) a cash payment equal to the difference between the fair market value of the Company's stock and the exercise price of unexercised options for the Company's stock times the number of shares represented by the unexercised options; (iv) a cash payment equal to the present value of the accrued benefit under the Retirement Plan and the account balance in the Profit Sharing Plan to the extent that either is not fully vested; (v) the payment of any federal excise taxes; and (vi) the reimbursement of all legal and accounting fees and expenses incurred as a result of such termination.

The Company has established a trust which, in the event of a change in control of the Company, will be funded to ensure payment to all key employees of the compensation and benefits described herein.

RETIREMENT PLANS

The Company provides Retirement Plans which cover the employees of the Company and its subsidiaries, excluding, however, those employees who are members of groups which have not adopted the Plans, groups covered by collective bargaining agreements that do not provide for participation and employees of certain foreign subsidiaries. The Plans are funded entirely by the Company and provide pension benefits upon retirement at age 65. The Plan for the Company and its U.S. subsidiaries provides pension benefits upon retirement at age 65 equal to 1.2% of the participant's average annual compensation multiplied by years of credited service up to 30 years, reduced by .6% of final average compensation (which reflects reductions for social security benefits) up to covered compensation multiplied by years of credited service up to 30 years. Participants are fully vested in their accrued pension benefits after five years of service. The Plans provide for early retirement at age 55 with 10 years' continuous employment. In the event of the death of an active participant who has completed 5 years of service, provision is made to pay a benefit of monthly income for life to the participant's surviving spouse equal to 50% of the benefit which would have been payable to the participant.

Annual amounts of normal retirement pension payable under the Plans are illustrated in the following table. The illustration assumes retirement as of October 1, 1997 at the normal retirement age of 65. Benefits were computed on a straight life annuity basis.

  Five-Year                                             Estimated Annual Normal Retirement Pension
   Average                                               Based Upon the Indicated Benefit Service
Compensation                                10 Years        15 Years      20 Years       25 Years      30 Years
$100,000.................................    $10,242         $15,363       $20,484        $25,604       $30,725
 125,000.................................     13,242          19,863        26,484         33,104        39,725
 150,000.................................     16,242          24,363        32,484         40,604        48,725
 160,000 and above.......................     17,442          26,163        34,884         43,604        52,325

The number of years of service, as of October 1, 1997 for each of the executive officers listed in the summary compensation table was as follows: Mr. DeWinter--11 years, Mr. Jennings--10 years, Mr. Tortorello--10 years, Mr. Moulton--11 years, and Mr. Nogal--19 years.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The Woodhead Industries, Inc. Supplemental Executive Retirement Plan ( the "SERP") is a non-qualified and unfunded plan designed to provide supplemental retirement benefits to selected key employees of the Company who have forfeited potential retirement benefits from former employers and/or who are subject to statutory or regulatory restrictions on qualified plan benefits. The supplemental benefit payable to each participant who retires on or after his normal retirement age is equal to sixty percent (60%) of his average monthly compensation, less the sum of (i) his "Primary Social Security Benefit" and (ii) the actuarial equivalent of any retirement benefits to which such participant is then entitled under any other retirement plan or arrangement maintained by the Company. A participant's average monthly compensation is one-sixtieth (1/60) of the aggregate of such participant's base salary and bonus award for the five highest consecutive Plan Years (as defined in the Retirement Plan). The SERP provides for early retirement (before age 65) under certain conditions with reduced benefits. The supplemental benefit to which a participant may be entitled under the SERP will be paid as a lump sum benefit at retirement. Messrs. DeWinter and Jennings are the only Named Executives currently covered by the SERP who would be entitled to benefits thereunder. The estimated lump sum benefits under the SERP that would be received by these Named Executives, if each retired at age 65, are as follows: Mr. DeWinter, $1,240,979; Mr. Jennings, $281,440. The amounts assume that these Named Executives will continue to work for the Company until their normal retirement dates and that their earnings will remain the same as in fiscal year 1997.

The Company has established a trust which, in the event of a change in control of the Company, will be funded to ensure payment to all participants of the benefits described herein.

PROFIT SHARING PLANS

The Company provides Profit Sharing Plans which cover the employees of the Company and its subsidiaries excluding those employees who are members of groups which have not adopted the Plans, groups covered by collective bargaining agreements that do not provide for participation and employees of certain other subsidiaries. The plans are funded by the Company and annual profit sharing contributions are, under most plans, 5% of annual pretax profits, as defined, but not exceeding 15% of the aggregate compensation paid to participants during the year. The contributions, together with non-vested amounts forfeited by reason of terminations of employment during the year, are allocated among the accounts of participants in accordance with a formula based on participants' covered compensation. The amounts so allocated are invested by the plan trustee, at the direction of each participant, in various investment alternatives. A participant's account is vested in annual increments of 20% for each of five years in which the participant completes 1,000 hours of service, and is fully vested after five years of service. The accounts, however, are automatically vested upon death, permanent disability or reaching age 65. Distribution of a participant's vested account balances is normally made upon termination of employment in the form of a single payment or installment payments.

The Plan for the Company and its U.S. subsidiaries also provides employees the opportunity for tax-deferred savings pursuant to Section 401(k) of the Internal Revenue Code of 1986. The Plan allows participants to make elective deferrals of up to 15% of their eligible compensation, not to exceed the maximum amount allowable by law. The Company will make matching contributions of 50% of the amount (up to 4% of the participant's eligible compensation) a participant defers to the Plan.

Employee contributions and income derived therefrom are 100% vested and nonforfeitable. Amounts credited to participant accounts which are attributable to the Company's matching contributions (and any income derived therefrom) are vested in annual increments of 20% for each of five years in which the participant completes 1,000 hours of service, and are fully vested after five years of service.

MANAGEMENT INCENTIVE PLAN

The Management Incentive Plan is administered by a Corporate Management Committee under the direction of the Compensation and Stock Option Committee of the Board of Directors. Participants include officers and other key employees who can make significant contributions to the profitable growth of the Company. In general, a minimum increase in the Company's net income over the prior year must be achieved before any payments can be made under the Plan.

Each eligible participant shall have defined in advance of the fiscal year a range of incentive opportunity, including a maximum bonus amount, which is expressed as a percent of the participant's base salary. Corresponding with the incentive opportunity are pre-established performance targets that must be achieved before the incentive award is earned. These performance targets are related to the specific strategic objectives of each of the business units. These targets may include, but are not limited to, return on stockholders' equity, return on funds employed, achievement of key organizational goals and income from operations. Maximum payments may range from 30% to 100% of a participant's base salary.

STOCK COMPENSATION PLANS

The Company has adopted stock compensation plans, from time to time, for the benefit of certain key employees of the Company and its subsidiaries. There are currently five plans, the 1981 and 1987 Stock Compensation Plans (the "1981 Plan" and "1987 Plan"), and the 1990, 1993 and 1996 Stock Awards Plans (the "1990 Plan", "1993 Plan" and "1996 Plan") under which options have been granted and remain unexercised. No shares are available for the granting of options under the 1981 Plan, 1987 Plan, 1990 Plan or 1993 Plan. Presently there are approximately 250 employees eligible to participate. These plans are administered by the Compensation and Stock Option Committee of the Board of Directors. Under these plans, options are granted to eligible employees to purchase Company stock. The employees who are granted options, the number of shares covered by an option, and the option price are determined by the Compensation and Stock Option Committee. The option price, however, may not be less than the fair market value of the stock at the time of the grant. Options under all plans expire not later than ten years after grant. The optionee generally must exercise his option within 30 days of termination of employment with the Company or one of its subsidiaries. Termination of employment for death or disability may extend the post-employment period in which options may be exercised to up to two years, while retirement at age 55 or older may extend that period to up to five years. Options are not transferable except in the case of the optionee's death.

The plans permit an optionee to acquire stock pursuant to an option either by paying cash or by exchanging Company stock at its then fair market value, or by a combination of cash and stock. The plans provide for the granting of non-qualified options in addition to or instead of incentive stock options.

Also, the 1990 Plan, 1993 Plan and 1996 Plan authorize the Compensation and Stock Option Committee to grant restricted stock with such restriction periods as it may designate. During the restriction period, the restricted stock may not be sold, assigned, pledged or otherwise transferred. Except for the restrictions on transfer and such other restrictions as the Compensation and Stock Option Committee may impose, a participant has all the rights of a holder of the Company's Common Stock including, but not limited to, voting and receiving dividends. To date, only one award of restricted shares has been granted.

ITEM 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Upon recommendation of the Audit Committee, the Board of Directors has reappointed Arthur Andersen LLP as independent public accountants for the fiscal year ending October 3, 1998, subject to ratification by the stockholders. Arthur Andersen LLP has examined the financial statements of the Company each fiscal year since 1961. A representative of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if such person desires.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

PROPOSALS OF STOCKHOLDERS

Proposals of stockholders intended to be presented at the next Annual
Meeting must be received by the Secretary, Woodhead Industries, Inc., 2150 East Lake Cook Road, Suite 400, Buffalo Grove, Illinois 60089, no later than August 22, 1998.

GENERAL

The Company has mailed to all stockholders, concurrently with this Proxy Statement, its annual report for the year ended September 27, 1997. Proxies will be solicited by mail. Proxies may be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such service. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons. The expense of such solicitation will be paid by the Company. In addition, the Company has retained
D. F. King & Co., Inc. to assist them in the solicitation of proxies from stockholders. For such services, the Company will pay D. F. King & Co., Inc. a fee not to exceed $5,000 plus out-of-pocket expenses. If any matters other than those referred to in the Notice of Annual Meeting should properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment. Management does not know of any business other than that referred to in the Notice which may properly be considered at the meeting.



                                           By order of the Board of Directors

                                           [SIGNATURE]
                                           Robert J. Tortorello
                                           Secretary

                            WOODHEAD INDUSTRIES, INC.


      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


[                                                                            ]

1. ELECTION OF DIRECTORS
   Nominees: Ann F. Hackett,                                   FOR ALL (Except
   Linda Y. C. Lim,                     FOR     WITHHOLD       Nominee(s)
   Dale A. Miller, Eugene P.            ALL     ALL            written below)
   Nesbeda and Alan L. Shaffer.         (  )    (  )           (  )

   ------------------------------------------------




2. Ratification of the appointment
   of Arthur Andersen LLP as            FOR     AGAINST        ABSTAIN
   independent public accountants.





3. In their discretion, the Proxies are
   authorized to vote upon such other
   business as may properly come before
   the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


                                     Dated: __________________________, 19_____

Signature(s) __________________________________________________________________


-------------------------------------------------------------------------------
Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
-------------------------------------------------------------------------------
                            s FOLD AND DETACH HERE s



                             YOUR VOTE IS IMPORTANT.


           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.


3747--WOODHEAD INDUSTRIES, INC.

PROXY                                                                     PROXY

                            WOODHEAD INDUSTRIES, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WOODHEAD INDUSTRIES, INC. FOR ANNUAL MEETING ON JANUARY 23, 1998

    The undersigned holder of Common Stock of Woodhead Industries, Inc. hereby appoints Daniel T. Carroll, Charles W. Denny and Sarilee K. Norton or any of them, with full power of substitution, to act as proxy for and to vote the stock of the undersigned at the Annual Meeting of Stockholders of Woodhead Industries, Inc. to be held at the Northbrook Hilton Hotel, 2855 North Milwaukee Avenue, Northbrook, Illinois on January 23, 1998, or any adjournment or postponement thereof:


           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)


3747--WOODHEAD INDUSTRIES, INC.